Michael R. Rahm Vice President, Market and Strategic Analysis Andy J. Jung Director, Market and Strategic Analysis Josh Paula Market Analysis Manager Dan Halonen Market Analyst Market Mosaic is a newsletter published for our customers, suppliers and stakeholders by the Market and Strategic Analysis group of The Mosaic Company. Some issues assess the near term outlook for agricultural and plant nutrient markets while others take an in-depth look at a topic of interest to our readers. Updating Handicaps – continued inside The February issue of Market Mosaic explored the phosphate (P) and potash (K) outlook by describing and handicapping three price scenarios. We labeled these scenarios An Uptick, Another Step Down, and A Rebound and assigned handicaps of .60, .20, and .20, respectively. The beginning of May is a good time to look back at developments so far this year and assess their potential impacts on P&K markets. Recent events such as the rally in agricultural commodity prices, the strengthening of key currencies, workable Indian subsidies, and political twists and turns in Brazil merit a close look. This issue of Market Mosaic examines several of these developments in detail and updates our handicaps of these three scenarios. The bottom line is that a moderate uptick in prices later this year still is the most likely scenario, but we have lowered its handicap from .60 to .50. The prospect of a stronger rebound in prices still looks less likely, but we have increased its handicap from .20 to .30 due to the potential impact of recent developments. The odds of another step down in prices also looks less likely, and we have maintained our handicap of .20 based on the large drop in prices that already has occurred and our assessment of a balanced supply and demand situation this year. Our minor re-handicapping of scenarios is driven by a few important supply and demand changes. On the demand side of the ledger, recent gains in crop prices, increasingly strong demand drivers in India, favorable currency moves, and lower channel inventories underpin solid P&K shipment prospects during the remainder of this year. The update of our global shipment forecasts netted only minor changes to our point estimates and re-affirmed our previous assessments. However, we narrowed forecast ranges based on first quarter statistics and other information from key geographies. More importantly, it looks like seasonal pressure will build from a bunching of shipments from June to October. On the supply side of the ledger, raw materials prices have dropped sharply during the last year and now appear to be stabilizing at current values. So, additional cost savings from further declines likely are limited. A few key P&K currencies are beginning to strengthen along with the rebound in oil prices. As a result, the large cost benefits from currency depreciations are beginning to abate. We expect that this change, combined with lower P&K prices and a flare-up of inflation, eventually will pinch margins and impact marketing strategies of several large exporters. Finally, we do not expect new P&K capacity to deliver material tonnage in 2016. Agricultural Commodity Prices: The Funds See Something One of the most significant developments so far this year is the recent rally in agricultural commodity prices. Oilseeds are leading the charge. The new crop price of soybeans increased 16% or $1.38 per bushel between March 1 and April 29, and palm oil prices have climbed more than 40% since bottoming last summer. Even new crop corn prices have recovered from the large drop that occurred after the release of a bearish U.S. Prospective Plantings report on March 31. Market Mosaic May 2016 ®

Analysts have pointed to the large inflow of money into commodity funds as the main driver of the rally, but fund managers move money based on convictions about fundamentals - and there are several positive developments in agricultural commodity markets. The first comes courtesy of Mother Nature. Although the 2015/16 El Niño had a less-than-expected impact on the closely watched South American harvest, it still left its mark. Drought typically associated with an El Niño event shriveled crops in several regions. For example, the latest statistics from the Malaysian Palm Oil Board show that production in the first quarter was off 10% from a year ago. Indonesian Palm Oil Association (GAPKI) statistics show that output has declined each month since last September with March output dropping to a 13-month low. Rice, sugar and coffee crops across south Asia also were impacted with the global rice harvest now projected to decline for the first time since 2010. This year’s South African corn crop, the smallest since 1994/95, was down 39% from last year and 56% from two years ago, according to latest USDA estimates. The mark of El Niño is even showing up as combines roll in Brazil and Argentina. Many Brazilian soybean crop estimates have been revised down to 98-99 million tonnes, still a record but off from earlier estimates of 102-103 million. Hot and dry weather also is shrinking the Safrinha corn crop. Consultant ARG recently lowered its estimate from 85.1 million tonnes to 79.6 million. The smaller- than-expected crop coupled with larger-than-expected exports earlier this year (fueled by a real north of R$4.00) has caused Brazil to suspend its import duty on corn in order to facilitate needed imports. In Argentina, excessive rainfall in key growing states has caused horrific flooding and significant damage to the soybean crop. The Argentine agricultural ministry lowered its estimate of this year’s soybean crop from 60.9 million tonnes to 57.6 million, and the Buenos Aires Grains Exchange reduced its estimate from 60 million to 56 million tonnes. The cumulative impacts of this year’s El Niño are showing up in USDA statistics, and we anticipate that more adjustments are likely in future reports. For example, global grain and oilseed production now is projected to total 2.99 billion tonnes in 2015/16, down almost 2% or 44 million from the record last year and off 17 million from USDA’s estimate last September. The split between China and the rest of the world is even more telling. Grain and oilseed production in China is projected to increase 11 million tonnes while output in the rest of the world is forecast to drop 55 million tonnes this year. As a result, grain and oilseed inventories outside of China are forecast to decline 16 million tonnes to 390 million or 16.7% of use, 40 basis points less than the average since 2000/01. Fund managers no doubt are also peeking ahead to the 2016/17 crop year. Some concern is beginning to brew about the upcoming North American growing season due to the likelihood of a faster- than-expected transition from El Niño to La Niña. La Niña typically is associated with a hot and dry summer in U.S. Corn Belt, and a few managers likely are placing risk-on bets. In addition to the long list of weather concerns, several other developments also are helping to fuel the rally in agricultural commodity prices. First, the trade-weighted dollar index has declined more than 6% since peaking in mid-January, and a weaker dollar bolsters prices for highly-traded commodities. The appreciation of the Brazilian real, in particular, is one of the key drivers of the rally in oilseed and oilseed product prices. Second, it looks like concerns about China’s appetite for commodities is beginning to wane. Soybeans are a prime example. The market “The recent rally in agricultural prices coupled with continued moderate plant nutrient prices has improved plant nutrient affordability and underpins a solid demand outlook.” - Dr. Michael R. Rahm 14% 15% 16% 17% 18% 19% 20% 21% 250 275 300 325 350 375 400 425 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15F PercentMil Tonnes World Less China Grain and Oilseed Stocks Stocks Percent of Use Source: USDA 3.60 3.70 3.80 3.90 4.00 4.10 4.20 Sep '15 Dec '15 Mar '16 US$ BU New Crop Corn Price Daily Close Dec 16 Contract Source: CME 8.50 8.75 9.00 9.25 9.50 9.75 10.00 10.25 Sep '15 Dec '15 Mar '16 US$ BU New Crop Soybean Price Daily Close Nov 16 Contract Source: CME 1900 2000 2100 2200 2300 2400 2500 2600 2700 2800 Sep '15 Dec '15 Mar '16 Rgts Tonne Malaysian Palm Oil Price Daily Close Front Month Contract Source: MCE

fretted over the 18% drop in Chinese imports in January, but normal arrivals in February and record imports of 6.1 million tonnes in March brought the first-quarter total to 16.3 million tonnes, up 4% from a year ago and on track for another record in 2016.

Global P&K Shipments: A Spring Cleaning of the Distribution Channel

The recent rally in agricultural prices coupled with continued moderate plant nutrient prices has improved plant nutrient affordability and underpins a solid demand outlook. Our affordability metric, the ratio of a plant nutrient price index and a crop price index, registered .59 at the end of April, down 33% from a year earlier and off 18% from the five-year average. This was the lowest reading in almost three years. The drop resulted from the combination of a decline in the plant nutrient price index and an increase in the crop price index. The plant nutrient index was down 29% while the crop price index was up 5% from readouts a year ago.


Plant Nutrient Affordability
Plant Nutrient Price Index / Crop Price Index
Source: Weekly Price Publications, CME, USDA, AAPFCO, Mosaic
1.00
0.90
0.80
0.70
0.60
0.50
10
11
12
13
14
15
16
Affordability Metric
Average 2010-14

We have updated our global P&K shipment forecasts based on recent developments. In the case of phosphate, we now project that global shipments of the leading high-analysis products will total 65-66 million tonnes this year. Our point estimate is a record 65.6 million tonnes, up from 64.4 million in 2015 and just a whisker greater than our previous estimate of 65.5 million. In North America, we project that phosphate shipments will reach 8.9-9.0 million tonnes in 2016, in line with 9.0 million in 2015. Our demand forecast assumes that grain markets ultimately will bid for, and U.S. farmers will plant, about 92 million acres of corn, 84 million acres of soybeans, and 50 million acres of wheat in 2016/17. No change in P&K application rates are expected.

In the case of potash, we now project that global MOP shipments will total 59-60 million tonnes this year. Our point estimate is 59.7 million tonnes, down from 61.1 million in 2015 but the third highest on record. The point estimate is unchanged from our prior forecast and keeps potash shipments in the higher range established during the last two years. In North America, shipments are projected to total 9.1 to 9.2 million tonnes in 2015/16, up from 8.9 million in 2014/15.

Key Currencies: Tail Winds Abate

Another constructive development is the strengthening of key P&K currencies. Some currencies such as the Russian ruble and Canadian dollar had followed oil prices down. Now they are tracking prices back up. Other currencies such as the Indian rupee, Chinese RMB, and Brazilian real are moving up in response to improved economic prospects or the expectation of positive political changes.

A couple of first-quarter changes are noteworthy. The first is the significant strengthening of the Russian ruble. The ruble traded at just less than 65 per dollar at the end of April, up 26% from a low of 82 in January. The concern at that time was that the ruble was headed to triple digits if oil prices continued to slide. Now, strong tail winds from the collapse of the ruble are beginning to abate for Russian P&K exporters. In addition, inflation rates have soared during the last couple of years. The December-to-December increase in consumer prices jumped from 6.4% in 2013 to 11.4% in 2014 and to 12.9% in 2015. The most recent reading for March still showed a 7.3% increase from these elevated levels during the last 12 months. We expect that the combination of large declines in P&K prices, a stronger ruble, and increasing cost pressures will begin to pinch margins for Russian exporters this year.


Index
Ruble
Key Exchange Rates
2014 Q1=100
Index
Rupee/RMB
110
100
90
80
70
60
50
40
105.0
102.5
100.0
97.5
95.0
92.5
90.0
87.5
Source: CME and CRB Forex
Jan '14
Jul '14
Jan '15
Jul '15
Jan '16
Russian Ruble
Indian Rupee
China RMB

The second noteworthy development is the stabilization and even slight strengthening of the Chinese RMB this year. The RMB traded at 6.48 per dollar at the end of April, up slightly from a low of 6.59 in mid-January. The great fear then was that the RMB was on its way to an 8-handle if economic conditions continued to erode, and that a collapse of the RMB would crater costs for Chinese phosphate producers much like the collapse of currencies sharply lowered costs for Belarussian and Russian potash producers. However, the large drop in phosphate prices late last year, the stable to slightly stronger RMB this year, and a fully-implemented 13% VAT tax also is expected to begin to squeeze margins for Chinese exporters.


Prices in Brazilian Reais
Monthly Average of Front Month Contract
2005 = 100
Index
Source: CME and CRB Forex
250
225
200
175
150
125
100
75
50
05
06
07
08
09
10
11
12
13
14
15
16
Soybeans
Sugar
Coffee

In the case of potash, we have long maintained that the collapse of currencies for the major exporters and the corresponding large drop in costs was the main driver of the decline in prices last year. If currencies continue to appreciate this year, we will see if the corollary holds true.

Brazil: Positive Agricultural Outlook

Despite the political and economic turmoil in Brazil, the outlook for the agricultural sector continues to look positive. Farm economics remain solidly profitable due to the recent rally in key crop prices and a still-weak real. Local currency prices of soybeans, sugar and coffee are trading at near-record values today, and the more extensive use of barter as well as an earlier release of subsidized credit is helping to keep crop inputs moving to the farm.

First quarter statistics show that plant nutrients indeed are moving to the farm. Shipments of all products totaled just less than 6.0 million tonnes in Q1, up 7% or nearly 400,000 tonnes from last year. Shipment forecasts for the entire year also are moving up with most projections now ranging from 30.7 to more than 31.0 million tonnes. Shipments last year totaled 30.2 million tonnes. Assuming the mid-point of the range, shipments during the last three quarters of the year would need to total about 24.9 million tonnes, up 300,000 tonnes from the same period last year.


Mil Tonnes
Brazil Plant Nutrient Shipments
(All Products)
Source: ANDA and Mosaic
30
25
20
15
10
5
0
Q1 Actual
Q2-Q4 Actual/Forecat
2015
2016


Mil Tonnes
Brazil Phosphate Shipments
(DAP/MAP/NPS/TSP)
Source: ANDA and Mosaic
8.0
6.0
4.0
2.0
0.0
Q1 Actual
Q2-Q4 Actual/Forecat
2015
2016

In the case of phosphate, shipments of the leading high-analysis products from production and import points into the distribution channel are projected to total about 7.3 million tonnes this year, up 6% from 6.9 million last year but less than the peak of 7.5 million in 2014. Shipments totaled 1.15 million tonnes during the first quarter, off 8% or 100,000 tonnes from a year ago. If our forecast for the year is on target, shipments during the last three quarters of the year will need to total 6.2 million tonnes, up 9% or 500,000 tonnes from the same period last year.

In the case of potash, shipments of MOP from production and import points are projected to total 8.6 million tonnes this year, down about two panamax vessels from last year. Shipments totaled 1.50 million tonnes during the first quarter, up 4% or 60,000 tonnes from 1.44 million a year ago. If our forecast for the year is on target, shipments during the last three quarters of the year will need to total 7.1 million tonnes or about 200,000 tonnes less than the 7.3 million that shipped during the same time last year.


Mil Tonnes
Brazil Potash Shipments
(MOP)
Source: ANDA and Mosaic
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Q1 Actual
Q2-Q4 Actual/Forecat
2015
2016

India: Demand Expectations Build

Indian P&K demand prospects continue to improve due to several developments. First and most importantly, after two years of below-average monsoons, the initial forecast for an above-average monsoon is boosting P&K demand projections as well as sentiment throughout the distribution channel. The Indian Meteorological Department (IMD) released its initial rainfall forecasts on April 12. Forecasts indicated that expected rainfall likely would total 106% of the long period average (LPA). The forecast showed that there is a 94% likelihood that rainfall would be normal or better with the odds of normal precipitation (96%-104% of LPA) estimated at 30%, above normal (104%-110% of LPA) at 34%, and excess (more than 110% of LPA) at 30%.

Second, the Indian rupee has strengthened about 4% from a low of 68.7 rupees per dollar as late as February 25 to 66.3 at the end of April. India's economy has performed well relative to many other countries, and the prospect of an above-normal monsoon has spurred expectations for even stronger growth given the large contribution of agriculture to Indian GDP.

Finally, import economics work due to the decline in P&K prices, lower but workable 2016/17 subsidies, and a stronger-than- expected rupee. The government reduced the DAP subsidy 28% but barely changed the MOP subsidy for 2016/17. A new twist is that the government will review and potentially adjust the subsidy every six months rather than annually. The main issue now is how the market will split the spoils between exporters, importers and farmers. The tables show our estimates of the maximum price importers could pay for DAP and MOP at different combinations of exchange rates and retail prices. These calculations assume a healthy importer margin of 1,500 rupees per tonne, fees based on current duty, tax and insurance rates, and a 2,800 rupees per tonne bagging, handling and transportation cost to move product from vessel to a retail store shed. In the case of DAP, if the rupee continues to trade between 66 and 67 per dollar, and the retail price stabilizes in the 21,500 to 22,500 rupees per tonne range, then the maximum price importers could pay for DAP ranges from about $365 to $385 per tonne c&f Indian port. In the case of potash, if the retail price is 13,000 to 14,000 rupees per tonne and the rupee trades between 66 and 67 per dollar, then the maximum import price ranges from roughly $255 to $270 per tonne. The maximum retail prices (MRP) for DAP and MOP were 23,700 and 16,000 rupees per tonne in 2015/16. We have boosted our phosphate shipment forecasts in response to these developments. DAP/MAP/TSP shipments now are projected to total just less than 9.2 million tonnes in calendar 2016, up from our previous estimate of 8.7 million and just a couple of vessels short of more than 9.2 million in 2015. In the case of closely-watched DAP imports, we project that imports will total more than 5.5 million tonnes this calendar year, off from 6.2 million in 2015 due to a large drawdown of channel inventories this year. Imports got off to a slow start this year with DAP imports tallying less than 185,000 tonnes in Q1, down from 356,000 tonnes during the same period last year. If our forecast for the year is on target, imports during the last three quarters of this year will total just less than 5.4 million tonnes, off 9% from 5.9 million a year ago. However, our current forecast assumes that imports will total only 1.6 million tonnes in Q2 and then jump to 2.6 million tonnes in Q3. DAP imports registered 2.6 million and 2.5 million tonnes in Q2 and Q3 last year. So, the bulk of imports are expected to ship at about the same time that Brazil and North America also are in full swing. In the case of potash, MOP imports are projected to total 4.0 to 4.2 million tonnes in calendar 2016, up from 4.0 million tonnes last year. Imports during the first quarter totaled 640,000 tonnes, down from 979,000 tonnes last year. This implies that MOP imports during the last three quarters of the year will total about 3.4 million tonnes, up from 3.0 million during the same period last year. China: Exports Off to a Slow Start The latest Customs statistics show that nitrogen and phosphate exports are off to a slow start compared to the record pace of last year. In the case of phosphate, exports of high-analysis products (DAP/MAP/TSP) dropped 35% or 560,000 tonnes in the first quarter. Offshore shipments in April likely were also lower than a year ago. A correspondingly slow start to Indian buying is one reason for the decline, but unprofitable export economics have caused some producers to curtail production. The Chinese Phosphate and Compound Fertilizer Industry Association reported that total phosphate production was down 5% during the first two months of the year. China exported a record 11.6 million tonnes of high-analysis phosphate products last year. We now project that shipments will drop about two million tonnes to 9.6 million in 2016. Estimated MOP Maximum Import Price ($ Tonne) Retail Price (Rupees/Tonne) 12,000 12,500 13,000 13,500 14,000 14,500 65 $245 $253 $261 $269 $276 $284 66 $242 $249 $257 $265 $272 $280 67 $238 $246 $253 $261 $268 $275 68 $235 $242 $249 $257 $264 $271 69 $231 $239 $246 $253 $260 $267 70 $228 $235 $242 $249 $257 $264 R u pe es /$ Estimated DAP Maximum Import Price ($ Tonne) Retail Price (Rupees/Tonne) 21,000 21,500 22,000 22,500 23,000 23,500 65 $369 $377 $385 $392 $400 $408 66 $364 $371 $379 $386 $394 $401 67 $358 $366 $373 $381 $388 $395 68 $353 $360 $368 $375 $382 $390 69 $348 $355 $362 $369 $377 $384 70 $343 $350 $357 $364 $371 $379 Ru pe es /$ 2016/17 Indian Subsidy Summary 2015/16 2016/17 (Kharif) Rupees R/kg Nutrient R/Tonne R/kg Nutrient R/Tonne R/MT Chg DAP (N) 20.875 3,758 15.854 2,854 -24.1% DAP (P2O5) 18.679 8,592 13.241 6,091 -29.1% DAP 19.297 12,350 13.976 8,945 -27.6% MOP 15.500 9,300 15.470 9,282 -0.2% 0 2 4 6 8 10 12 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16F Mil Tonnes China DAP/MAP/TSP Exports Source: China Customs and Mosaic

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) and other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Copyright © 2016. The Mosaic Company. All rights reserved.. The Mosaic Company Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 (800) 918-8270 (763) 577-2700 ® 4R Nutrient Stewardship W e S uppo r t & P r omo t e RIGHT SOURCE RIGHT RATE RIGHT TIME RIGHT PLACE